As Filed with the Securities and Exchange Commission on July 7,
1995


                                             Registration No. 33-





                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.   20549




                               FORM S-8

                        REGISTRATION STATEMENT

                                under

                      The Securities Act of 1933




                          EATON CORPORATION
          (Exact name of issuer as specified in its charter)

              Ohio                              34-0196300
    (State of Incorporation)       (IRS Employer Identification No.)

                 Eaton Center, Cleveland, Ohio 44114
               (Address of principal executive offices)




                        EATON 1995 STOCK PLAN

                         (Full Title of Plan)



                      E. R. Franklin, Secretary
                 Eaton Center, Cleveland, Ohio 44114
               (Name and address of agent for service)

                Telephone number, including area code,
                of agent for service:  (216) 523-4103

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Continuation of facing page


                   CALCULATION OF REGISTRATION FEE



                              Proposed     Proposed
 Title of                     Maximum      Maximum
 Securities       Amount      Offering     Aggregate     Amount of
 to be            to be       Price        Offering     Registration
 Registered       Registered  Per Share    Price(1)          Fee


 Common Shares
 with a par value
 of $.50 each     5,000,000   N/A        $288,125,000   $99,353.45




 (1) Estimated solely for the purpose of calculating the registration fee using the average of the high and low prices on the New York Stock Exchange list of composite transactions of $57.625 per share on June 30, 1995.



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Page S-1

                               PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3. Incorporation of Documents by Reference

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

 (a) The Company's annual report on Form 10-K for the year ended December 31, 1994.

 (b) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1995.

 (c)     The Company's current report on Form 8-K dated June 5, 1995.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.


 Item 4. Description of Securities.

         Not applicable.


 Item 5. Interests of Named Experts and Counsel.

         None.


 Item 6. Indemnification of Directors and Officers.

    Paragraph (E) of Section 1701.13 of the Ohio Revised Code grants each corporation organized under the laws of the State of Ohio, such as Eaton, power to indemnify its directors, officers and other specified persons. Provisions relating to indemnification of directors and officers of Eaton and other specified persons have been adopted pursuant to the Ohio law and are contained in Article IV,
 Section 2 of Eaton's Amended Regulations. Under the Amended Regulations, Eaton shall indemnify any director, officer or other specified person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her by reason of the fact that he is or was such director, officer or other specified person, to the full extent permitted by applicable law. The foregoing statement is subject to, and only part of, the detailed provisions of the Ohio Revised Code and Eaton's Amended Regulations referred to herein.

    The Company has entered into Indemnification Agreements with all

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Page S-2

 of its officers and directors. The Agreements provide that the Company shall indemnify such directors or officers to the full extent permitted by law against expenses actually and reasonably incurred by them in connection with any claim filed against them by reason of anything done or not done by them in such capacity. The Agreements also require the Company to maintain director and officer insurance which is no less favorable to the director and officer than the insurance in effect on April 27, 1988 (the date of the Agreements), and to establish and maintain an escrow account of up to $10 million to fund the Company's obligations under the Agreements, except that the Company is required to fund the escrow only upon the occurrence of a change of control of the Company, as defined under the Agreements.

    Eaton also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which claims may be in addition to those described in Section 2 of Article IV of the Amended
 Regulations.


 Item 7. Exemption from Registration Claimed.

         Not applicable.


 Item 8. Exhibits

         See List of Exhibits at page S-6.


 Item 9. Undertakings

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section
     10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or

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Page S-3

    Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                        *   *   *   *   *   *


    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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Page S-4
                                SIGNATURES

         The Registrant -- Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this or her Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 6th day of July, 1995.

                                  EATON CORPORATION


                                  By  /s/ G. L. Gherlein
                                     G. L. Gherlein
                                     Executive Vice President
                                     and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Name                     Title                          Date

          *                 Chairman and Chief Executive      July 6,1995
   William E. Butler        Officer; Principal Executive
                            Officer; Director

          *                 President and Chief Operating     July 6,1995
   John S. Rodewig          Officer - Vehicle Components;
         Director

          *                 Vice Chairman and Chief           July 6,1995
   Stephen R. Hardis        Financial and Administrative
                            Officer; Principal Financial
                            Officer; Director

          *                 Executive Vice President and      July 6,1995
   Alexander M. Cutler      Chief Operating Officer -
                            Controls; Director

          *                 Vice President - Accounting;      July 6,1995
   Ronald L. Leach          Principal Accounting Officer

          *                 Director                          July 6,1995
   Neil A. Armstrong

          *                 Director                          July 6,1995
   Phyllis B. Davis


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Page S-5




          *                     Director                      July 6,1995
   Ernie Green

          *                     Director                      July 6,1995
   Charles E. Hugel

          *                     Director                      July 6,1995
    John R. Miller

          *                     Director                      July 6,1995
   Furman C. Moseley

          *                     Director                      July 6,1995
  A. William Reynolds

          *                     Director                      July 6,1995
     Gary L. Tooker







*By        /s/ DAVID M. O'LOUGHLIN
     David M. O'Loughlin, Attorney-in-Fact
     for the Officers and Directors
     signing in the capacities indicated.

Page S-6
                          EXHIBIT INDEX

Exhibit
Number

   4(a)   Amended Articles of Incorporation of Eaton
          Corporation filed as Exhibit 3(i) to Form 8-K report dated May 19, 1994 and incorporated herein by reference.

   4(b)   Amended Regulations of Eaton Corporation filed as
          Exhibit (a)(3)(a) to Form 10-K report for the year ended December 31, 1994 and incorporated by reference.

   5 Opinion of G. L. Gherlein, Executive Vice President and General Counsel, as to the validity of the Common
          Shares registered.

  23(a)   Consent of Ernst & Young LLP.

  23(b) Consent of G. L. Gherlein, Executive Vice President and General Counsel of Eaton Corporation, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

  24      Power of Attorney.




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Page S-7




                                        Exhibit 5





July 6, 1995

Eaton Corporation
Eaton Center
Cleveland, Ohio  44114

Re: Eaton Corporation Form S-8 Registration Statement --Eaton
    1995 Stock Plan ("Plan")

Ladies and Gentlemen:

Eaton Corporation ("Eaton") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") for the registration, under the Securities Act of 1933, as amended, of 5,000,000 Eaton common shares with a par value of $.50 each ("Common Shares") to be issued from time to time under the Plan.

Item 601 of Regulation S-K and the instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-8 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

I have examined the following:

    A.  A copy of Eaton's current Amended Articles of
Incorporation and Amended Regulations.

    B. The records of the proceedings incorporating Eaton under the laws of the State of Ohio, records of other proceedings and public officials concerning the present status of Eaton as a corporation and records of the proceedings of Eaton's Board of Directors and shareholders concerning authorization of Common Shares and approval of the Plan.

I have examined such other records and documents, and obtained such other information, as I have deemed advisable in order to render this opinion.

As a result of the foregoing, I am of the opinion that:

    (1) Eaton is a corporation validly organized and existing and in good standing under the laws of the State of Ohio.


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Page S-8




    (2) Eaton is authorized to issue 300,000,000 Common Shares, of which 77,832,419 Common Shares were issued and outstanding as of March 31, 1995. When issued, the Common Shares which are the subject of the registration statement will be legally issued, fully paid and non-assessable.

I hereby consent to the use and filing of this opinion in connection with the Registration Statement.




Very truly yours,

/s/ Gerald L, Gherlein

Gerald L. Gherlein,
Executive Vice President
  and General Counsel




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Page S-9

                           Exhibit 23(a)

                 CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus of Eaton Corporation for the registration of 5 million Common Shares and to the incorporation by reference therein of our report dated January 27, 1995, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                                            ERNST & YOUNG LLP


Cleveland, Ohio
July 6, 1995




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Page S-10



                       POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and by these presents does hereby make, constitute and appoint, GERALD
L. GHERLEIN, EARL R. FRANKLIN, MARK HENNESSEY, DAVID M. O'LOUGHLIN OR JANE W. GRISWOLD his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as Director or Officer or both, as the case may be, of Eaton Corporation, an Ohio corporation (the "Corporation"), to any and all registration statements and amendments thereto filed with the Securities and Exchange Commission with respect to 5,000,000 Common Shares of the Corporation issuable upon the exercise of stock options or stock appreciation rights or granted as performance shares or other share-based awards under the Eaton 1995 Stock Plan, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

    This Power of Attorney shall not apply to any registration statement or amendment filed after December 31, 1995.

    IN WITNESS WHEREOF, this Power of Attorney has been signed at Beverly, Massachusetts this 28th day of June, 1995.




   /s/William E. Butler               /s/Alexander M. Cutler
William E. Butler, Chairman        Alexander M. Cutler,
and Chief Executive Officer;       Executive Vice President and
Principal Executive Officer;       Chief Operating Officer -
Director                           Controls; Director

   /s/Stephen R. Hardis              /s/John S. Rodewig
Stephen R. Hardis,                 John S. Rodewig, President
Vice Chairman and Chief            and Chief Operating Officer -
Financial and Administrative       Vehicle Components;
Officer; Principal Financial       Director
Officer; Director

   /s/Ronald L. Leach                 /s/John R. Miller
Ronald L. Leach,                   John R. Miller, Director
Vice President - Accounting;
Principal Accounting Officer



  /s/Neil A. Armstrong                /s/Furman C. Moseley
Neil A. Armstrong, Director        Furman C. Moseley, Director



   /s/Phyllis B. Davis                /s/Victor A. Pelson
Phyllis B. Davis, Director         Victor A. Pelson, Director



   /s/Ernie Green                     /s/A. William Reynolds
Ernie Green, Director              A. William Reynolds, Director



   /s/Charles E. Hugel                /s/Gary L. Tucker
Charles E. Hugel, Director         Gary L. Tooker, Director